NEWS RELEASE

NYSE: ONB
oldnational.com

Media Contact:
Kathy A. Schoettlin – (812) 465-7269
Communications Director, EVP

FOR IMMEDIATE RELEASE –
Date: October 13, 2011

Old National Bank agrees to sell deposits from former Chicago-area Integra branches to First Midwest Bank

~Deposits of four branches included in the sale: Bridgeview, Mokena, Plainfield North and Plainfield South
~Deposits total approximately $185 Million
~All loans to remain with Old National
~Transaction expected to close around Dec. 3, 2011

Evansville, Ind. (October 13, 2011) – Old National Bank, which acquired all 52 branches of the former Integra Bank on July 29, 2011, in an FDIC-assisted transaction, has announced the signing of an agreement to sell the deposits of four former Integra branches located in the Chicago area to First Midwest Bank. This transaction is expected to close around Dec. 3, 2011, subject to receipt of regulatory approval and satisfaction of customary closing conditions.

The deposits involved in the sale are at the following locations:

~Bridgeview, Ill. branch – 7661 S. Harlem Ave., Bridgeview, Ill
~Mokena, Ill. branch – 19102 S. 88th Avenue, Mokena, Ill.
~Plainfield North branch – 12251 S. Rt. 59, Plainfield, Ill.
~Plainfiield South branch – 2320 S. Rt. 59, Plainfield, Ill.

In addition, subject to certain conditions, First Midwest Bank has agreed to purchase the Plainfield South facility at 2320 S. Rt. 59, Plainfield, Ill., as part of this transaction. All loan accounts from these four branches will remain with Old National as a part of its loss-share agreement with the FDIC. Financial terms of the transaction have not been disclosed.

“Our decision to sell the deposits from these four branches was driven by our desire to find a strong, Chicago-based institution to serve these former Integra clients,” said Bob Jones, Old National president and CEO. “We feel very fortunate to have found such a partner in First Midwest Bank, and we are confident that these clients will be very well served.”

Old National was advised by the legal firm of Krieg DeVault LLP and the investment banking firm of Sandler O’Neill + Partners, L.P.

About Old National

Old National Bancorp is the largest financial services holding company headquartered in Indiana and, with $8.0 billion in assets, ranks among the top 100 banking companies in the United States. Since its founding in
Evansville in 1834, Old National has focused on community banking by building long-term, highly valued partnerships with clients in its primary footprint of Indiana, Illinois and Kentucky. In addition to providing extensive services in retail and commercial banking, wealth management, investments and brokerage, Old
National also owns Old National Insurance which is one of the top 100 largest agencies in the US and the 10th largest bank-owned insurance agency. For more information and financial data, please visit Investor Relations at oldnational.com.

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Forward-Looking Statement Disclaimer

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of the expected timing, completion, and other effects of the proposed branch divestiture. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: the requisite regulatory approvals for the proposed divestiture might not be obtained; ability of Old National to execute its business plan, failure or circumvention of Old National’s internal controls, significant changes in accounting, tax or regulatory practices or requirements, new legal obligations or liabilities or unfavorable resolutions of litigations, other matters discussed in this press release and other factors identified in the Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this press release, and Old National undertakes an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

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